Investor Contacts:  Rusty Cloutier
   President & CEO or
   Jim McLemore, CFA
   Sr. EVP & CFO
   337.237.8343

Media Contact:       Alex Calicchia
  Chief Marketing Officer
  337.593.3008

MidSouth Bancorp, Inc. Reports Fourth Quarter 2010 Results
•	Total Assets Crossed the $1 Billion Mark
•	Strong Capital Position with Total Risk Weighted Capital of 22.36%
•	NPAs/Total Assets of 2.09% and ALLL/Loans of 1.52%

LAFAYETTE, LA., January 25, 2011/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE Amex: MSL) today reported net earnings available to common shareholders of $1.6 million for the fourth quarter of 2010, an increase of 74.8% compared to net earnings available to common shareholders of $890,000 reported for the fourth quarter of 2009, and an increase of 65.7% compared to $939,000 in net earnings available to common shareholders for the third quarter of 2010.  Diluted earnings for the fourth quarter of 2010 were $0.16 per common share, an increase of 23.1% from $0.13 per common share reported for the fourth quarter of 2009, and an increase of 77.8% from $0.09 per common share reported for the third quarter of 2010.

For the year ended December 31, 2010, net earnings available to common shareholders totaled $4.6 million, a 33.8% increase from earnings of $3.4 million for the year ended December 31, 2009.  Diluted earnings per share were $0.47 for the year ended December 31, 2010, compared to $0.51 for 2009.  Although net earnings increased, diluted earnings per share decreased due to the common shares issued as a result of our capital offering in December 2009.  Dividends recorded on MidSouth’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”) issued under the Capital Purchase Plan reduced net earnings available to common shareholders by $1.2 million for each of the two years ended December 31, 2010 and December 31, 2009.

MidSouth is currently evaluating its options for repayment of the Series A Preferred Stock and intends to apply for funds under the Small Business Lending Fund (“SBLF”) authorized by Congress.  Under the SBLF, MidSouth would refinance its existing $20.0 million in Series A Preferred Stock and possibly issue additional preferred stock up to the maximum amount allowed by SBLF regulations.  MidSouth estimates the maximum amount of preferred stock that it can issue under the SBLF to be approximately $32.0 million.

Total assets at December 31, 2010 were $1.0 billion, compared to $972.1 million in total assets reported at December 31, 2009.  Total loans were $580.8 million at December 31, 2010 compared to $585.0 million at December 31, 2009 and deposits totaled $800.8 million as of December 31, 2010, compared to $773.3 million on December 31, 2009.  Tangible common equity totaled $107.9 million at December 31, 2010, compared to $100.6 million at December 31, 2009.

MidSouth’s leverage capital ratio increased to 14.00% at December 31, 2010 from 13.95% at December 31, 2009.  Tier 1 risk-weighted capital and total risk-weighted capital ratios were 21.11% and 22.36% at December 31, 2010, compared to 19.34% and 20.54% at December 31, 2009, respectively.  The Tier 1 common equity ratio at December 31, 2010 was 10.52% and tangible book value was $11.09 per common share for the same period.

Fourth Quarter 2010 vs. Fourth Quarter 2009 Comparisons

Net interest income increased $665,000 in quarterly comparison due to a $782,000 decrease in interest expense on interest-bearing liabilities that offset a decrease of $117,000 in interest income from earning assets.  A $480,000 reduction in the provision for loan losses and a $171,000 decrease in non-interest expense also contributed to the improvement in earnings in quarterly comparison.  Non-interest expense decreased primarily due to reductions of $441,000 in salary and benefits costs and $353,000 in occupancy expenses, which were partially offset by increases in other non-interest expense categories.  Non-interest income decreased $230,000 in quarterly comparison due primarily to a $501,000 decrease in service charges on deposit accounts, which was partially offset by a $115,000 increase in ATM/Debit card income.  Additionally, MidSouth recorded a $178,000 impairment charge on an equity security in the fourth quarter of 2009, which reduced non-interest income reported for that period.

C. R. “Rusty” Cloutier, President and Chief Executive Officer, commenting on fourth quarter noted, “MidSouth finished 2010 on a strong note with over $1.0 billion in assets, a solid capital position and a continued focus on expense controls.  Although we were not successful with an FDIC-assisted acquisition due to the modest level of bank failures in our footprint, based on recent industry trends, we are very optimistic about significant opportunities for unassisted, open-bank acquisitions in Louisiana and Texas.  We believe capitalizing on these opportunities will increase franchise value for our shareholders, customers and employees.”

Fourth Quarter 2010 vs. Third Quarter 2010 Comparisons

In linked-quarter comparison, net earnings available to common shareholders increased $617,000, primarily due to a $630,000 decrease in the provision for loan losses.  Net interest income increased $207,000 in linked-quarter comparison primarily due to a $191,000 decrease in interest expense.   Non-interest income decreased $280,000 primarily due to a reduction in service charges on deposit accounts of $239,000.  Non-interest expense decreased $319,000, primarily due to a $263,000 decrease in data processing expense related to a one-time charge for a data processing contract cancellation taken in the third quarter of 2010.

Full Year 2010 vs. Full Year 2009 Comparisons

In year-to-date comparison, the $1.2 million increase in net earnings available to common shareholders resulted primarily from a $908,000 increase in net interest income, which was driven by a $2.8 million reduction in interest expense.  An $875,000 decrease in non-interest expense also contributed to the improvement in earnings, with significant decreases recorded in salary and benefits costs ($1.4 million), occupancy expense ($561,000), and FDIC premiums ($353,000).  The decrease in salaries and benefit costs resulted primarily from a $1.2 million reduction in group health insurance expense as MidSouth’s partially self-funded group health insurance plan experienced a lower amount of insurance claims in 2010.  The reduction in occupancy expense resulted primarily from a $265,000 decrease in depreciation cost and a $139,000 decrease in lease expense.  These decreases were partially offset by increases in other non-interest expense categories, including $451,000 in data processing expense, $274,000 in expenses on other real estate owned, and $235,000 in ATM/Debit card processing expense.

Additionally, the provision for loan loss decreased $430,000 in year-over-year comparison.  The earnings improvement from increased net interest income combined with decreases in non-interest expense and the provision for loan losses was partially offset by an $843,000 increase in tax expense, an $189,000 decrease in non-interest income, and a $23,000 increase in preferred dividends.

Asset Quality. Nonaccrual loans totaled $19.6 million as of December 31, 2010, compared to $16.2 million as of December 31, 2009 and $23.6 million as of September 30, 2010.  The $3.4 million increase in nonaccruals in year-over-year comparison resulted primarily from a $3.4 million commercial development loan in the Texas market added in the third quarter of 2010.  Of the remaining $16.2 million in nonaccrual loans, $10.4 million, or 64.2%, represented two large commercial real estate loan relationships in the Baton Rouge market. The $4.0 million decrease in nonaccruals in linked-quarter comparison resulted primarily from the resolution of a $3.9 million commercial loan secured primarily by a marine vessel, which was paid off in the fourth quarter of 2010.  Loans past due 90 days or more and still accruing totaled $66,000 at December 31, 2010, a decrease of $312,000 from December 31, 2009 and a decrease of $558,000 from September 30, 2010.  Total nonperforming assets to total assets were 2.09% at December 31, 2010, compared to 1.79% at December 31, 2009 and 2.58% at September 30, 2010.  Loans classified as troubled debt restructurings during the fourth quarter of 2010 consisted primarily of two small commercial loans totaling $640,000.  The two loans were classified as trouble debt restructurings due to a reduction in monthly payments granted to the borrowers.

Allowance coverage for nonperforming loans was 44.81% at December 31, 2010, compared to 48.28% at December 31, 2009 and 34.91% at September 30, 2010.  Annualized net charge-offs were 0.72% of total loans for the fourth quarter of 2010 compared to 0.86% for the fourth quarter of 2009 and 0.83% for the third quarter of 2010.  The ALLL/total loans ratio was 1.52% for the quarter ended December 31, 2010, compared to 1.37% at December 31, 2009 and 1.41% at September 30, 2010.

Mr. Cloutier, commenting on MidSouth’s asset quality, remarked “As we indicated in previous comments, credit quality deterioration appears to have bottomed in the near term and we were pleased to see a meaningful reduction in nonperforming assets and charge-offs in the fourth quarter.”

Net Interest Income.   Fully taxable-equivalent (“FTE”) net interest income totaled $10.9 million for the fourth quarter of 2010, an increase of 6.1%, or $624,000, from the $10.3 million reported for the fourth quarter of 2009.   The increase in FTE net interest income resulted primarily from a 46 basis point reduction in the average rate paid on interest-bearing liabilities, from 1.44% at December 31, 2009 to 0.98% at December 31, 2010.  The $782,000 reduction in interest expense offset a $158,000 decrease in interest income on earning assets for the period.  Interest income on loans declined due to a 7 basis point decrease in the average yield on loans partially offset by a $4.3 million increase in the average volume in quarterly comparison.  Interest income on investment securities decreased as the impact of a 78 basis point decline in the average yield on investments offset a $38.7 million increase in the average volume.   As a result of these changes in volume and yield on earning assets and interest bearing liabilities, the FTE net interest margin increased 3 basis points, from 4.67% for the fourth quarter of 2009 to 4.70% for the fourth quarter of 2010.

Included in fourth quarter 2010 FTE net interest income, is a $298,000 one-time recovery of interest income on a $3.9 million nonaccrual commercial loan that was paid off in December 2010.  The $298,000 recovery contributed 13 basis points to the FTE net interest margin for the fourth quarter of 2010.  Net of the recovery, the FTE margin would have decreased 10 basis points in quarterly comparison, from 4.67% for the fourth quarter of 2009 to 4.57% for the fourth quarter of 2010.

In year-to-date comparison, FTE net interest income increased $733,000, as a $2.8 million reduction in interest expense offset a $2.1 million decrease in interest income.  The decrease in interest income on earning assets resulted primarily from a $9.4 million decrease in the average volume of loans, combined with an 11 basis point decline in the average yield on loans, from 6.96% at December 31, 2009 to 6.85% at December 31, 2010.  Additionally, interest income on investment securities decreased as a 110 basis point reduction in the average yield earned on investment securities offset the impact of a $45.8 million increase in the average volume of investment securities.  Interest expense decreased primarily due to a 47 basis point reduction in the average rate paid on interest-bearing deposits, from 1.40% at December 31, 2009 to 0.93% at December 31, 2010.  As a result, the taxable-equivalent net interest margin declined 16 basis points, from 4.88% for the year ended December 31, 2009 to 4.72% for the year ended December 31, 2010.  Net of the $298,000 recovery of interest income described above, the FTE margin would have decreased 19 basis points in year-to-date comparison, from 4.88% at year-end 2009 to 4.69% at year-end 2010.

In linked-quarter comparison, FTE net interest income increased $194,000, primarily due to lower average rates paid on deposit accounts combined with increase in the average volume of loans.   Balance sheet and yield changes in linked-quarter comparison resulted in a 2 basis point decrease in the FTE net interest margin, from 4.72% at September 30, 2010 to 4.70% at December 31, 2010.  Net of the $298,000 recovery of interest income described above, the FTE margin would have decreased 15 basis points in linked-quarter comparison, from 4.72% at September 30, 2010 to 4.57% at December 31, 2010.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a bank holding company headquartered in Lafayette, Louisiana with assets of $1.0 billion as of December 31, 2010.  Through our wholly owned subsidiary, MidSouth Bank, N.A., we offer a full range of banking services to commercial and retail customers in south Louisiana and southeast Texas.  MidSouth Bank has 34 locations in Louisiana and Texas and 48 ATMs.

Forward-Looking Statements  Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements include, among others, statements regarding future results, changes in the local and national economy, the work-out of nonaccrual loans, and potential acquisitions.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans;  increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverages, and changes in the U.S. Treasury’s Capital Purchase Program; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 16, 2010 and in its other filings with the SEC.  MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	For the Quarter Ended			For the Quarter Ended
	December 31,		%	September 30,	%
EARNINGS DATA	2010	2009	Change	2010	Change
Total interest income	$12,136	$12,253	-1.0%	$12,120	0.1%
Total interest expense	1,630	2,412	-32.4%	1,821	-10.5%
Net interest income	10,506	9,841	6.8%	10,299	2.0%
FTE net interest income	10,899	10,275	6.1%	10,705	1.8%
Provision for loan losses	870	1,350	-35.6%	1,500	-42.0%
Non-interest income	3,456	3,686	-6.2%	3,736	-7.5%
Non-interest expense	10,798	10,969	-1.6%	11,117	-2.9%
Earnings before income taxes	2,294	1,208	89.9%	1,418	61.8%
Income tax expense	438	18	2333.3%	179	144.7%
Net earnings	1,856	1,190	56.0%	1,239	49.8%
Dividends on preferred stock	300	300	0.0%	300	0.0%
Net earnings available to common shareholders	$1,556	$890	74.8%	$939	65.7%

PER COMMON SHARE DATA
Basic earnings per share	$0.16	$0.13	23.1%	$0.09	77.8%
Diluted earnings per share	0.16	0.13	23.1%	0.09	77.8%
Quarterly dividends per share	0.07	0.07	0.0%	0.07	0.0%
Book value at end of period	12.05	11.81	2.0%	12.17	-1.0%
Tangible book value at period end	11.09	10.79	2.8%	11.20	-1.0%
Market price at end of period	15.36	13.90	10.5%	14.15	8.6%
Shares outstanding at period end (1)	9,730,266	9,318,267	4.4%	9,725,252	0.1%
Weighted average shares outstanding
Basic	9,712,600	6,888,406	41.0%	9,709,538	0.03%
Diluted	9,727,588	6,906,206	40.9%	9,725,368	0.02%

AVERAGE BALANCE SHEET DATA
Total assets	$1,004,098	$954,441	5.2%	$985,782	1.9%
Loans and leases	588,004	583,756	0.7%	587,596	0.1%
Total deposits	789,784	776,784	1.7%	774,013	2.0%
Total common equity (1)	118,301	81,593	45.0%	118,051	0.2%
Total tangible common equity	108,906	72,099	51.1%	108,634	0.3%
Total equity (2)	137,687	100,781	36.6%	137,387	0.2%

SELECTED RATIOS	12/31/2010	12/31/2009		9/30/2010
Annualized return on average assets	0.61%	0.37%	64.9%	0.38%	60.5%
Annualized return on average tangible common equity	5.67%	4.90%	15.7%	3.43%	65.3%
Average loans to average deposits	74.45%	75.15%	-0.9%	75.92%	-1.9%
Taxable-equivalent net interest margin	4.70%	4.67%	0.6%	4.72%	-0.4%
Leverage capital ratio (1) (2)	14.00%	13.95%	0.4%	14.16%	-1.1%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	1.52%	1.37%	10.9%	1.41%	7.8%
Nonperforming assets to tangible equity + ALLL	15.37%	13.62%	12.8%	18.76%	-18.1%
Nonperforming assets to total loans, other real estate
owned and other repossessed assets	3.59%	2.97%	20.9%	4.28%	-16.1%
Annualized YTD net charge-offs to total loans	0.72%	0.86%	-15.9%	0.83%	-12.8%

(1) On December 22, 2009, the Company completed an underwritten capital offering of 2.7 million shares of common stock at $12.75 per share. On January 7, 2010, the underwriters of the offering exercised their overallotment option and the Company issued an additional 405,000 of common stock at $12.75.

(2) On January 9, 2009, the Company participated in the Capital Purchase Plan of the U. S. Department of the Treasury, which added $20 million in capital in the form of preferred stock.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

BALANCE SHEET	December 31,	December 31,	%	September 30,	June 30,
	2010	2009	Change	2010	2010
Assets
Cash and cash equivalents	$91,907	$23,351	293.6%	$53,379	$36,291
Securities available-for-sale	263,809	271,808	-2.9%	274,291	277,707
Securities held-to-maturity	1,588	3,043	-47.8%	1,588	1,588
Total investment securities	265,397	274,851	-3.4%	275,879	279,295
Time deposits held in banks	5,164	26,122	-80.2%	5,060	10,060
Other investments	5,062	4,902	3.3%	5,065	5,068
Total loans	580,812	585,042	-0.7%	598,311	586,062
Allowance for loan losses	(8,813)	(7,995)	10.2%	(8,446)	(8,471)
Loans, net	571,999	577,047	-0.9%	589,865	577,591
Premises and equipment	36,592	38,737	-5.5%	36,814	37,213
Goodwill and other intangibles	9,386	9,483	-1.0%	9,406	9,431
Other assets	16,832	17,649	-4.6%	17,361	16,832
Total assets	$1,002,339	$972,142	3.1%	$992,829	$971,781

Liabilities and Shareholders' Equity
Non-interest bearing deposits	199,460	175,173	13.9%	195,496	177,840
Interest-bearing deposits	601,312	598,112	0.5%	584,110	592,067
Total deposits	800,772	773,285	3.6%	779,606	769,907
Securities sold under agreements to
repurchase and other short term
borrowings	43,826	48,759	-10.1%	53,091	44,668
Junior subordinated debentures	15,465	15,465	0.0%	15,465	15,465
Other liabilities	5,623	5,356	5.0%	6,970	6,018
Total liabilities	865,686	842,865	2.7%	855,132	836,058
Total shareholders' equity (1)	136,653	129,277	5.7%	137,697	135,723
Total liabilities and shareholders' equity	$1,002,339	$972,142	3.1%	$992,829	$971,781

(1) On December 22, 2009, the Company completed an underwritten capital offering of 2.7 million shares of common stock at $12.75 per share. On January 7, 2010, the underwriters of the offering exercised their overallotment option and the Company issued an additional 405,000 shares of common stock at $12.75. On January 9, 2009, the Company participated in the Capital Purchase Plan of the U. S. Department of the Treasury, which added $20 million in capital in the form of preferred stock.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Three Months Ended			Year Ended
EARNINGS STATEMENT	December 31,		%	December 31,		%
	2010	2009	Change	2010	2009	Change

Interest income	$12,136	$12,253	-1.0%	$48,124	$50,041	-3.8%
Interest expense	1,630	2,412	-32.4%	7,395	10,220	-27.6%
Net interest income	10,506	9,841	6.8%	40,729	39,821	2.3%
Provision for loan losses	870	1,350	-35.6%	5,020	5,450	-7.9%
Service charges on deposit accounts	2,188	2,689	-18.6%	9,673	10,389	-6.9%
Other charges and fees	1,268	997	27.2%	5,184	4,657	11.3%
Total non-interest income	3,456	3,686	-6.2%	14,857	15,046	-1.3%
Salaries and employee benefits	5,046	5,487	-8.0%	20,352	21,743	-6.4%
Occupancy expense	2,018	2,371	-14.9%	8,727	9,288	-6.0%
FDIC premiums	345	303	13.9%	1,331	1,684	-21.0%
Other non-interest expense	3,389	2,808	20.7%	13,408	11,978	11.9%
Total non-interest expense	10,798	10,969	-1.6%	43,818	44,693	-2.0%
Earnings before income taxes	2,294	1,208	89.9%	6,748	4,724	42.8%
Income tax expense	438	18	2333.3%	968	125	674.4%
Net earnings	1,856	1,190	56.0%	5,780	4,599	25.7%
Dividends on preferred stock	300	300	0.0%	1,198	1,175	2.0%
Net earnings available to common shareholders	$1,556	$890	74.8%	$4,582	$3,424	33.8%

Earnings per common share, diluted	$0.16	$0.13	23.1%	$0.47	$0.51	-7.8%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	Fourth	Third	Second	First	Fourth
QUARTERLY TRENDS	Quarter	Quarter	Quarter	Quarter	Quarter
	2010	2010	2010	2010	2009
Interest income	$12,136	$12,120	$11,929	$11,939	$12,253
Interest expense	1,630	1,821	1,905	2,039	2,412
Net interest income	10,506	10,299	10,024	9,900	9,841
Provision for loan losses	870	1,500	1,500	1,150	1,350
Net interest income after provision for loan loss	9,636	8,799	8,524	8,750	8,491
Total non-interest income	3,456	3,736	4,024	3,641	3,686
Total non-interest expense	10,798	11,117	11,169	10,734	10,969
Earnings before income taxes	2,294	1,418	1,379	1,657	1,208
Income tax expense	438	179	129	222	18
Net earnings	1,856	1,239	1,250	1,435	1,190
Dividends on preferred stock	300	300	299	299	300
Net earnings available to common shareholders	$1,556	$939	$951	$1,136	$890

Earnings per common share, diluted	$0.16	$0.09	$0.10	$0.12	$0.13

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

COMPOSITION OF LOANS	December 31,	December 31,	%	September 30,	June 30,
	2010	2009	Change	2010	2010

Commercial, financial, and agricultural	$177,598	$193,350	-8.1%	$194,729	$195,113
Lease financing receivable	4,748	7,589	-37.4%	5,192	5,956
Real estate - construction	54,164	39,544	37.0%	47,407	43,289
Real estate - commercial	208,764	188,045	11.0%	208,491	196,678
Real estate - residential	72,460	77,130	-6.1%	74,820	74,662
Installment loans to individuals	62,272	77,069	-19.2%	66,544	68,283
Other	806	2,315	-65.2%	1,128	2,081

Total loans	$580,812	$585,042	-0.7%	$598,311	$586,062

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

ASSET QUALITY DATA	December 31,	December 31,	%	September 30,	June 30,
	2010	2009	Change	2010	2010

Nonaccrual loans	$19,603	$16,183	21.1%	$23,569	$19,772
Loans past due 90 days and over	66	378	-82.5%	624	1,459
Total nonperforming loans	19,669	16,561	18.8%	24,193	21,231
Other real estate owned	1,206	792	52.3%	1,401	1,002
Other repossessed assets	36	51	-29.4%	55	65
Total nonperforming assets	$20,911	$17,404	20.2%	$25,649	$22,298

Troubled debt restructurings	$653	$-	100.0%	$661	$1,198

Nonperforming assets to total assets	2.09%	1.79%	16.8%	2.58%	2.29%
Nonperforming assets to total loans +
OREO + other repossessed assets	3.59%	2.97%	20.9%	4.28%	3.80%
ALLL to nonperforming loans	44.81%	48.28%	-7.2%	34.91%	39.90%
ALLL to total loans	1.52%	1.37%	10.9%	1.41%	1.45%

Year-to-date charge-offs	$4,456	$5,268	-15.4%	$3,908	$2,325
Year-to-date recoveries	254	227	11.9%	209	151
Year-to-date net charge-offs	$4,202	$5,041	-16.6%	$3,699	$2,174
Annualized YTD net charge-offs to total loans	0.72%	0.86%	-15.9%	0.83%	0.75%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended
	December 31, 2010			December 31, 2009

		Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$156,994	$883	2.25%	$112,170	$859	3.06%
Tax-exempt securities	106,292	1,351	5.08%	112,386	1,482	5.27%
Total investment securities	263,286	2,234	3.39%	224,556	2,341	4.17%
Federal funds sold	6,227	3	0.19%	18,209	8	0.17%
Time and interest bearing deposits in
other banks	57,396	60	0.41%	41,495	85	0.81%
Other investments	5,063	35	2.77%	4,638	31	2.67%
Loans	588,004	10,197	6.88%	583,756	10,222	6.95%
Total interest earning assets	919,976	12,529	5.40%	872,654	12,687	5.77%
Non-interest earning assets	84,122			81,787
Total assets	$1,004,098			$954,441

Interest-bearing liabilities:
Deposits	$587,781	$1,152	0.78%	$596,822	$1,875	1.25%
Repurchase agreements	53,863	235	1.73%	53,913	295	2.17%
Federal funds purchased	-	-	-	180	-	-
Other borrowings	-	-	-	-	-	-
Junior subordinated debentures	15,465	243	6.15%	15,465	242	6.12%
Total interest-bearing liabilities	657,109	1,630	0.98%	666,380	2,412	1.44%
Non-interest bearing liabilities	209,302			187,280
Shareholders' equity	137,687			100,781
Total liabilities and shareholders'
equity	$1,004,098			$954,441

Net interest income (TE) and margin		$10,899	4.70%		$10,275	4.67%

Net interest spread			4.42%			4.33%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Year Ended			Year Ended
	December 31, 2010			December 31, 2009

		Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$153,545	$3,699	2.41%	$101,556	$3,905	3.85%
Tax-exempt securities	109,020	5,598	5.13%	115,176	6,159	5.35%
Total investment securities	262,565	9,297	3.54%	216,732	10,064	4.64%
Federal funds sold	3,328	7	0.21%	17,617	37	0.21%
Time and interest bearing deposits in
other banks	41,999	274	0.64%	20,222	274	1.35%
Other investments	5,007	148	2.96%	4,445	130	2.92%
Loans	584,190	40,029	6.85%	593,589	41,342	6.96%
Total interest earning assets	897,089	49,755	5.55%	852,605	51,847	6.08%
Non-interest earning assets	84,682			81,929
Total assets	$981,771			$934,534

Interest-bearing liabilities:
Deposits	$589,168	$5,468	0.93%	$580,814	$8,103	1.40%
Repurchase agreements	49,054	948	1.93%	44,318	1,070	2.41%
Federal funds purchased	243	2	0.81%	622	5	0.79%
Other borrowings	682	3	0.44%	4,625	23	0.50%
Junior subordinated debentures	15,465	974	6.21%	15,465	1,019	6.50%
Total interest-bearing liabilities	654,612	7,395	1.13%	645,844	10,220	1.58%
Non-interest bearing liabilities	190,876			191,225
Shareholders' equity	136,283			97,465
Total liabilities and shareholders'
equity	$981,771			$934,534

Net interest income (TE) and margin		$42,360	4.72%		$41,627	4.88%

Net interest spread			4.42%			4.50%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(in thousands except per share data)

	For the Quarter Ended
	December 31,	December 31,	September 30,
Per Common Share Data	2010	2009	2010

Book value per common share	$12.05	$11.81	$12.17
Effect of intangible assets per share	0.96	1.02	0.97
Tangible book value per common share	$11.09	$10.79	$11.20

Average Balance Sheet Data

Total equity	$137,687	$100,781	$137,387
Preferred equity	19,386	19,188	19,336
Total common equity	$118,301	$81,593	$118,051
Intangible assets	9,395	9,494	9,417
Tangible common equity	$108,906	$72,099	$108,634

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. The non-GAAP financial measure above is calculated by using "tangible common equity," which is defined as total common equity reduced by intangible assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.